UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                               SCHEDULE 14A

      Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to 240.14a-12


                            EMCLAIRE FINANCIAL CORP.
______________________________________________________________________________
               (Name of Registrant as Specified In Its Charter)

______________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.
        (1)  Title of each class of securities to which transaction applies:

______________________________________________________________________________
        (2)  Aggregate number of securities to which transaction applies:

______________________________________________________________________________
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

______________________________________________________________________________
        (4)  Proposed maximum aggregate value of transaction:

______________________________________________________________________________
        (5)  Total fee paid:

______________________________________________________________________________
[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)  Amount previously paid:

______________________________________________________________________________
        (2)  Form, Schedule or Registration Statement No.:

______________________________________________________________________________
        (3)  Filing party:

______________________________________________________________________________
        (4)  Date filed:

______________________________________________________________________________

                           EMCLAIRE FINANCIAL CORP.
                               612 MAIN STREET
                         EMLENTON, PENNSYLVANIA 16373


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF EMCLAIRE FINANCIAL CORP.:


     Notice is hereby given that the Annual Meeting of Shareholders of Emclaire Financial Corp. (the "Corporation") will be held at 11:00 a.m., local time, on Wednesday, May 17, 2006, at the Farmers National Bank of Emlenton, 612 Main Street, Emlenton,
Pennsylvania 16373, for the following purposes:

     1. To elect three (3) Class C directors to serve for three-year terms and until their successors are duly elected and qualified;

     2.   To ratify the selection of Beard Miller Company LLP,
Certified Public Accountants, as the independent auditors of the Corporation for the fiscal year ending December 31, 2006; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     Only those shareholders of record at the close of business on March 27, 2006, will be entitled to notice of and to vote at the Annual Meeting.

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 2005 is being mailed with this notice.

     You are urged to mark, sign, date and promptly return your proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person if you attend the meeting.


                              By Order of the Board of Directors,

                              /s/ David L. Cox
                              David L. Cox
                              Chairman, President and Chief Executive Officer

April 10, 2006

                  PROXY STATEMENT FOR THE ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD MAY 17, 2006


                                  GENERAL

Introduction, Date, Place and Time of Meeting

     This Proxy Statement is being furnished for the solicitation by the Board of Directors of Emclaire Financial Corp. (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held at the Farmers National Bank of Emlenton (the "Bank"), 612 Main Street, Emlenton, Pennsylvania 16373, on Wednesday, May 17, 2006, at 11:00 a.m. local time, or at any adjournment or postponement of the annual meeting.

     The main office of the Corporation is located at 612 Main Street, Emlenton, Pennsylvania 16373. The telephone number for the Corporation is (724) 867-2311. All inquiries should be
directed to     David L. Cox, President.  This Proxy Statement
and the enclosed form of proxy are first being sent to shareholders of the Corporation on April 10, 2006.

Solicitation

     The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions contained in the proxy. If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the board of directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Proxies solicited hereby may be exercised only at the annual meeting and any adjournment of the annual meeting and will not be used for any other meeting. Execution and return of the enclosed proxy will not affect a shareholder's right to attend the annual meeting and vote in person.

     The cost of preparing, assembling, mailing and soliciting proxies will be borne by the Corporation. In addition to the use of the mail, certain directors, officers and employees of the Corporation intend to solicit proxies personally, by telephone and by facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefore, the Corporation will reimburse them for their reasonable forwarding expenses.

Right of Revocation

     A shareholder who returns a proxy may revoke it at any time before it is voted by: (1) delivering written notice of revocation to Raymond M. Lawton, Secretary, Emclaire Financial Corp., 612 Main Street, Post Office Box D, Emlenton, Pennsylvania 16373, telephone: (724) 867-2311; (2) executing a later-dated proxy and giving written notice thereof to the Secretary of the Corporation or (3) voting in person after giving written notice to the Secretary of the Corporation.











                               1

Voting Securities and Quorum

     At the close of business on March 27, 2006, the voting record date, the Corporation had outstanding 1,267,835 shares of common stock, $1.25 par value per share. A majority of the outstanding shares in person or by proxy will constitute a quorum at the annual meeting.

     Only our stockholders of record, at the close of business on the voting record date, will be entitled to notice of and to vote at the annual meeting. On all matters to come before the annual meeting, each share of common stock is entitled to one (1) vote.

     Directors are elected by a plurality of the votes cast with a quorum present. The person who receives the greatest number of votes of the holders of common stock represented in person or by proxy at the annual meeting will be elected director. The affirmative vote of a majority of the total votes present in person or by proxy is required for approval of the proposal to ratify the appointment of the independent registered public accounting firm.

     With regard to the election of directors, you may vote in favor of or withhold authority to vote for one or more nominees for director. Votes that are withheld in connection with the election of one or more nominees for director will not be counted as votes cast for such individuals and accordingly will have no effect. An abstention may be specified on the proposal to ratify the appointment of Beard Miller Company LLP as our independent registered public accounting firm for 2006. Abstentions will have the effect of a vote against this proposal. There are no proposals to be considered at the annual meeting which are considered "non-discretionary" and, as a result, there will be no "broker non-votes."

























                               2

       PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S COMMON STOCK

Principal Owners and Officers, Directors and Nominees

     Persons and groups owning in excess of 5% of the common
stock are required to file certain reports regarding such
ownership pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").  The following tables set forth, as of the voting record date, certain information as to the common stock beneficially owned by (i) persons or groups who own more than 5% of the common stock, (ii) the directors of the
Corporation, (iii) the executive officer of the Company whose salary and bonus exceeded $100,000 in 2005 and (iv) all directors and executive officers of the Corporation and the Bank as a
group.  Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of common stock at the voting record date.
                                                 Percent of Outstanding
                         Shares Beneficially          Common Stock
Name and Address              Owned (1)            Beneficially Owned
____________________    _____________________   ________________________

Bernadette H. Crooks                70,452 (2)            5.56%
Clarion, PA 16214

Mary E. Dascombe                    90,574 (3)            7.14%
Raleigh, NC  27609

Barbara C. McElhattan               66,297 (4)            5.23%
Emlenton, PA 16373

Directors:
     George W. Freeman              78,740 (5)            6.21%

     Ronald L. Ashbaugh             10,500 (6)             *

     Brian C. McCarrier              1,177 (6)             *

     Robert L. Hunter               10,452 (7)             *

     John B. Mason                   6,200 (8)             *

     James M. Crooks                 5,035 (9)             *

     J. Michael King                 6,098                 *

     Mark A. Freemer                   800                 *

     David L. Cox                   11,580 (10)            *

     Executive Officer:                  0                 *
     Raymond M. Lawton

     All Officers and Directors
     As a Group (11 persons)       130,582               10.30%
                                              (Footnotes on following page)





                                    3

_________________
(1) Based upon information provided by the respective beneficial owners and filings with the Securities and Exchange
     Commission ("SEC") made pursuant to the 1934 Act. For purposes of this table, pursuant to rules promulgated under the 1934 Act, an individual is considered to beneficially own shares of common stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares, or
     (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares.
(2) Of the 70,452 shares beneficially owned by Mrs. Crooks, 1,280 shares are owned individually by her spouse's estate.
(3) Of the 90,574 shares beneficially owned by Mrs. Dascombe, 2,677 shares are owned jointly with her spouse, and 23,511 shares are owned individually by her spouse.
(4) Of the 66,297 shares beneficially owned by Mrs. McElhattan, 27,972 shares are owned jointly with her spouse and 4,746 shares are owned individually by her spouse.
(5) Of the 78,740 shares beneficially owned by Mr. Freeman, 38,305 shares are owned individually by his spouse.
(6)  All shares owned jointly with spouse.
(7) Of the 10,452 shares beneficially owned by Mr. Hunter, 4,584 shares are owned individually by his spouse.
(8) Of the 6,200 shares beneficially owned by Mr. Mason, 594 shares are held as custodian for his daughter.
(9) Of the 5,035 shares beneficially owned by Mr. Crooks, 2,944 are owned jointly with his spouse, 853 are held as custodian for his children and 122 are held individually by his spouse.
(10) Of the 11,580 shares beneficially owned by Mr. Cox, 1,500 shares are held jointly with his spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

     The common stock is registered pursuant to Section 12(g) of the 1934 Act. The officers and directors of the Corporation and beneficial owners of greater than 10% of the common stock are required to file reports on Forms 3, 4, and 5 with the SEC disclosing changes in beneficial ownership of the common stock. Based on the Corporation's review of such ownership reports, to the Corporation's knowledge, no executive officer, director, or 10% beneficial owner of the Corporation failed to file such ownership reports on a timely basis for the fiscal year ended December 31, 2005.













                                  4

                        ELECTION OF DIRECTORS

     The Corporation has a classified Board of Directors with staggered three-year terms of office. In a classified board, the directors are generally divided into separate classes of equal number. The terms of the separate classes expire in successive years. Thus, at each annual meeting of shareholders, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years, so that the office of one class shall expire each year.

     A majority of the members of our board of directors are independent based on an assessment of each member's qualifications by the board, taking into consideration the Nasdaq Stock Market's requirements for independence. The board of directors has concluded that Messrs. King, Freemer, Crooks, Hunter, Freeman, McCarrier and Ashbaugh do not have any material relationships with the Corporation that would impair their independence. There are no arrangements or understandings between the Corporation and any person pursuant to which such person has been elected a director. Stockholders of the Corporation are not permitted to cumulate their votes for the election of directors.

     No director or executive officer of the Corporation is related to any other director or executive officer of the Corporation by blood, marriage or adoption, and each of the nominees currently serves as a director of the Corporation.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If the person named as nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the board of directors. At this time, the board of directors knows of no reason why the nominees listed below may not be able to serve as a director if elected. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority of the directors then in office until the expiration of the term of the vacancy. The Board of Directors recommends that its nominees be elected as directors. Ages are reflected as of December 31, 2005.

                       INFORMATION AS TO NOMINEES,
                    DIRECTORS AND EXECUTIVE OFFICERS


                              Principal Occupation        Director Since
     Name            Age      For Past Five Years        Bank/Corporation
_________________   _____  ___________________________  __________________

Class A Directors Whose Term Expires in 2007
____________________________________________

J. Michael King       58   Senior Attorney, Lynn, King      1988/1989
(1)  (3) (4) (5)           & Schreffler, P.C.,
                           Attorneys at Law
                           Prior to 2004 - President,
                           Lynn, King & Schreffler,
                           P.C., Attorneys at Law
                           Prior to 2003 - Senior
                           Partner of Lynn, King  &
                           Schreffler, Attorneys at Law

David L. Cox          55   Chairman, President and          1991/1991
(1) (4) (5) (6)            Chief Executive Officer of
                           the Bank and Corporation
                           since 1997.

Mark A. Freemer       46   Partner, Clyde, FERRARO &        2004/2004
(2) (3)                    Co., LLP,
                           Certified Public Accountants






                                 5

Class B Directors Whose Term Expires in 2008
____________________________________________

James M. Crooks       53   Owner, Crooks Clothing           2004/2004
(1) (2)                    Company, Inc.,
                           Retail Sales

Robert L. Hunter      64   Truck Dealer; President of:      1974/1989
(2) (3) (6)                Hunter Truck Sales &
                           Service, Inc.; Hunter
                           Leasing, Inc.; Hunter
                           Keystone Peterbilt, LLP;
                           Hunter Erie Truck Sales LLP;
                           Hunter Jersey Peterbilt,
                           LLC; Director of Idealease
                           of North America, Inc.

John B. Mason         57   President, H. B. Beels &         1985/1989
(3) (4) (5)                Son, Inc. Prior to 6/8/01 -
                           Insurance Broker for H. B.
                           Beels & Son, Inc.

Class C Directors Whose Term Expires in 2006 and Nominees for Class C Directors Whose Term Expires in 2009
_______________________________________________________________________________

Ronald L. Ashbaugh    70   Retired, former President of     1971/1989
(1) (2) (4) (5) (6)        the Bank and Corporation.

George W. Freeman     75   Owner of Freeman's Tree          1964/1989
(3) (4) (5) (6)            Farm.

Brian C. McCarrier    42   President, Interstate Pipe       1997/1997
(1) (2) (5) (6)            and Supply Company.
______________________________
(1) Member of the Finance Committee. This committee is appointed by the Chairman of the Board and determines investment policy and market risk management policy. This committee also recommends investment purchases for the Bank's portfolio. This committee met four times in fiscal year 2005.
(2) Member of the Audit Committee. This committee is appointed by the Chairman of the Board and, among other things, meets with the independent auditors to review their audit of the financial reports of the Corporation. This committee met four times in fiscal year 2005.
(3) Member of the Human Resource Committee. This committee is appointed by the Chairman of the Board. This committee acts as the Compensation Committee and reviews executive and employee compensation, as well as personnel policy and recommends changes to the Board. This committee met six times in fiscal year 2005.
(4) Member of the Loan Committee. This committee is appointed by the Chairman of the Board and is responsible for reviewing and approving loans which exceed the loan officer's lending limits. This committee met 25 times in fiscal year 2005.
(5) Member of the Planning Committee. This committee is appointed by the Chairman of the Board and examines and recommends expansion and business opportunities to the Board of Directors. This committee did not meet in fiscal year
     2005.
(6) Member of the Executive Committee. This committee is comprised of the Chairs of the other five committees and is responsible for director education and development. This committee did not meet in fiscal year 2005.






                                  6

Director Compensation
_____________________

     During 2005, directors received $790 per month through April for their services as a director of the Bank and $820 thereafter regardless of attendance at board meetings. The Chairman of the Audit Committee received an additional $100 per month for his services as Audit Committee Chairman. No additional compensation is paid for service as director of the Corporation. In addition, outside directors received $200 for each Bank committee meeting that they attended during 2005. During 2005, total fees paid to all directors were $110,940.

Meeting Attendance
__________________

     During 2005, the Board of Directors of the Corporation held five (5) regular meetings and two (2) special meetings and the Board of Directors of the Bank held thirteen (13) regular meetings. Each of the directors attended at least seventy-five percent (75%) of the combined total number of meetings of the Corporation's and Bank's Board of directors and of the committees on which they serve.

Nominating Committee
____________________

     The Corporation does not have a standing nominating committee, and all director nominations are considered by the Board of Directors as a whole. The goal of the Board of Directors has been, and continues to be, to identify nominees for service on the Board of Directors who will bring a variety of perspectives and skills from their professional and business experience. Depending upon the current needs of the Board of Directors and the Corporation, certain factors may be weighed more or less heavily.

Nominating Procedures
_____________________

     The Board of Directors identifies nominees by first evaluating, on an informal basis, the current members of the Board of Directors willing to continue in service. Current members of the Board of directors with skills and experience that are relevant to the Corporation's business and/or unique situation who are willing to continue in service are considered for renomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective or skill set. If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to renominate a member for re-election, the Board of Directors will then determine if there is a need to replace that director or reduce the number of directors serving on the Board of Directors, in accordance with the Corporation's Bylaws. If the Board of Directors determines a need to replace a non-continuing director, it identifies the desired skills and experience in light of the criteria set forth above. Current members of the Board of Directors are polled for suggestions as to individuals meeting those criteria, and research may also be performed to identify qualified individuals. To date, the Board of Directors has not formally engaged third parties to assist in identifying or evaluating potential nominees, although the Board of Directors reserves the right to do so in the future.

     Section 10.1 of the Corporation's bylaws contains provisions addressing the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Corporation's Annual Meeting. Historically, the Corporation has not had a formal policy concerning stockholder recommendations for nominees. Given the size of the Corporation, the Board of Directors does not feel that such a formal policy is warranted at this time. The absence of such a policy, however, does not mean that a reasonable stockholder recommendation will not be considered, in light of the particular needs of the Corporation and the policies and procedures set forth above. The Board of Directors will reconsider this matter at such time as it believes that the Corporation's circumstances, including its operations and prospects, warrant the adoption of such a policy.



                             7

Director Attendance at Annual Meetings
______________________________________

     All directors are expected to attend the Corporation's annual meeting of stockholders. All nine directors attended the Corporation's 2005 annual meeting of stockholders.

Audit Committee
_______________

     The audit committee of the Board is composed of five members and operates under a written charter adopted by the Board of Directors. The responsibilities of the audit committee are contained in the Audit Committee Report, set forth below. The audit committee during fiscal year 2005 consisted of Brian C. McCarrier, Chairman; Ronald L. Ashbaugh, Robert L. Hunter, Mark
A. Freemer and James M. Crooks. The Board of Directors has determined that each committee member is "independent," as defined by Corporation policy, SEC rules and the NASDAQ listing standards.

Audit Committee Financial Expert
________________________________

     The Board of Directors has identified Brian C. McCarrier as an audit committee financial expert.

Audit Committee Report
______________________

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference.

     The audit committee reports to the Board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Corporation.

     The Audit Committee Charter adopted by the Board sets out the responsibilities, authority and specific duties of the audit committee. The audit committee charter was included as an attachment to the Corporation's Proxy Statement dated April 14, 2004. Pursuant to the charter, the audit committee has the following responsibilities:

*    To monitor the preparation of quarterly and annual financial reports;
* To review the adequacy of internal control systems and financial reporting procedures with management and independent auditors; and
* To review the general scope of the annual audit and the fees charged by the independent auditors.

     In discharging its oversight responsibility, the audit committee has met and held discussions with management and Beard Miller Company LLP, the independent auditors for the Corporation. Management represented to the audit committee that all consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

     In addition, the audit committee has discussed with the independent auditors the auditors' independence from management and the Corporation, and has received and discussed with the independent auditors the matters in the written disclosures required by the Independence Standards



                              8

Board and as required under the Sarbanes-Oxley Act of 2002, including considering the permissibility of nonaudit services with the auditors' independence.

     The audit committee also obtained from the independent auditors a formal written statement describing all relationships between Emclaire Financial Corp. and Beard Miller Company LLP and the auditors that bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. The audit committee discussed with the independent auditors any relationships that may impact on the firm's objectivity and independence and satisfied itself as to the auditors' independence.

     Based on these discussions and reviews, the audit committee recommended that the Board of Directors approve the inclusion of the Corporation's audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

Respectfully submitted by the members of the audit committee of the Board of Directors:

Brian C. McCarrier, Chairman
Ronald L. Ashbaugh
Robert L. Hunter
Mark A. Freemer
James M. Crooks

Fees to Crowe Chizek and Company LLC and Beard Miller Company LLP
_________________________________________________________________

     Audit Fees. The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees the Corporation incurred for professional services rendered for the audit of the Corporation's annual financial statements for fiscal year 2005 and the reviews of the financial statements included in the Corporation's Quarterly Reports on Forms 10-Q for fiscal year 2005.

     Audit-Related Fees. In both years, the audit-related services included audits of the Corporation's benefit plans and student loans. These audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Corporation's financial statements.

     Tax Fees.   Tax services consisted of the preparation and/or
review of, and consultations with respect to, federal and state tax returns.

     All Other Fees. Other fees consisted primarily of aggregate fees billed for services rendered by Beard Miller Company LLP and Crowe Chizek and Company LLC other than those services covered above.

     Audit Committee's Pre-Approval Policies and Procedures. Effective November 19, 2003, the Board of Directors adopted a new Audit Committee Charter, which, among other things, requires the Audit Committee to pre-approve the rendering by our independent auditor of audit, or permitted non-audit services. The Chair of the Audit Committee may pre-approve the rendering of services on behalf of the Committee, provided the matter is then presented to the full Committee at the next scheduled meeting.







                              9

     Fees for Fiscal 2005 and Fiscal 2004. The table below sets forth the aggregate fees paid by the Corporation for audit, audit-related, tax and other services provided by Beard Miller Company LLP and Crowe Chizek and Company LLC to these entities during each of the last two fiscal years.

                             2005                  2004
                             ____                  ____
Audit fees                 $39,350               $49,000
Audit-related fees(1)        8,900                     0
Tax Fees(2)                  8,100                 8,200
All other fees                   0                     0
                            ______                ______
Total                      $56,350               $57,200

 _____________________________
(1)  Includes Pension Plan audit and Student Loan audits.
(2) Includes preparation of federal and state income tax returns, shares tax returns and calculations of estimated tax payments.

Changes in and Disagreements With Accountants on Accounting and
Financial Disclosure

     On January 19, 2005, the Corporation's Board of Directors replaced its independent auditors, Crowe Chizek and Company LLC ("Crowe Chizek") with Beard Miller Company LLP to be effective upon filing of the 2004 Form 10-K. Crowe Chizek completed its engagement as independent auditor for the Corporation's fiscal year ended December 31, 2004 upon the filing of the Corporation's Form 10-K for the year ended December 31, 2004. Crowe Chizek's report on the Corporation's consolidated financial statements during the fiscal years ended December 31, 2004 and 2003 contained no adverse opinion or a disclaimer of opinions, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Corporation's Audit Committee. During the two fiscal years and the subsequent interim period prior to the date of their dismissal, there were no disagreements between the Corporation and Crowe Chizek on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or principles, which disagreement(s), if not resolved to the satisfaction of Crowe Chizek, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports. None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Corporation within the fiscal years ended December 31, 2004 and 2003 and the subsequent interim period prior to the date of their dismissal.

     Effective January 19, 2005, the Corporation engaged Beard Miller Company LLP as its independent auditors for the fiscal year ending December 31, 2005. During the two fiscal years and the subsequent interim period prior to the date of their engagement, the Corporation did not consult Beard Miller Company LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.













                                10

Remuneration of Officers

     The following table sets forth all cash compensation for services in all capacities paid by the Bank during 2005 to the Chief Executive Officer and the Chief Lending Officer as listed in the table below. No other officer's salary and bonus exceeded $100,000 during 2005. The Corporation pays no salaries or benefits.

                    SUMMARY COMPENSATION TABLE
                    __________________________

                                                           All Other
 Name and Principal                                         Annual            All Other
      Position               Year    Salary    Bonus    Compensation(1)    Compensation(2)
________________________    ______  ________  _______  _________________  ________________
David L. Cox                 2005   $155,000  $24,720       $9,720             $17,591
  President and              2004    147,000   35,000        9,320              21,048
  Chairman of the Board      2003    140,000   30,580        8,200              19,643

Raymond M. Lawton            2005     93,100   11,110         --               $13,818
  Senior Vice                2004     90,000   17,000         --                16,932
  President and              2003     85,000   14,209         --                15,778
  CLO

_______________________________
(1) Includes director fee for Mr. Cox. Does not include the value of certain other benefits, which do not exceed $50,000 or 10% of the total salary and bonus of the individual.
(2) Represents amount accrued during 2005, 2004 and 2003 for supplemental retirement agreement and the Bank's match of employee's contribution to the 401(k) plan for years 2005, 2004 and 2003.

Pension Plan

     The Bank maintains a defined benefit pension plan for all eligible employees. An employee becomes vested in the plan after five years. Upon retirement at age 65, a terminated participant is entitled to receive a monthly benefit. Prior to a 2002 amendment to the pension plan, the benefit formula was 1.1% of average monthly compensation plus .4% of average monthly compensation in excess of six hundred seventy five ($675) multiplied by years of service. In 2002, the pension plan was amended to change the benefit structure to a cash balance formula under which the benefit payable is the actuarial equivalent of the hypothetical account balance at normal retirement age. However, the benefits already accrued by the employees prior to the amendment were not reduced. In addition, the prior benefit formula continues through December 31, 2012, as a minimum benefit. In 2005, the Bank contributed $134,926 to the pension plan.














                              11

     At December 31, 2005, Messrs. Cox and Lawton had 33 and six years, respectively, of credited service under the pension plan.

     The following table illustrates estimated annual retirement benefits from the pension plan based on a hire age of 25:

               5 Years  10 Years  15 Years  20 Years  25 Years  30 Years  35 Years  40 Years
Compensation   Service  Service   Service   Service   Service   Service   Service   Service
$100,000        15,732   28,663   39,291     48,027    55,206    61,108    65,958    69,945
$200,000        31,464   57,326   78,582     96,053   110,413   122,216   131,917   139,890

401(k) Plan

     The Bank matches 50% of an employee's contribution to the 401(k) plan up to 6% of the participant's salary.

Supplemental Retirement Agreements

     In October 2002, following Board of Director approval, the Bank entered into supplemental retirement agreements ("Supplemental Agreements") with four key executives. The Supplemental Agreements are non-qualified defined benefit plans and are unfunded. The Supplemental Agreements have no assets, and the benefits payable under the Supplemental Agreements are not secured. The Supplemental Agreement participants are general creditors of the Corporation in regards to their vested Supplemental Agreement benefits. The Supplemental Agreements provide for retirement benefits upon reaching age 65, and the four participants are fully vested five years after the inception of the Supplemental Agreements. Upon attaining the age of 65, Mr. Cox would be entitled to $520,000 over a 20 year period under his Supplemental Agreement. The Corporation accrued $40,000 in expense for the Supplemental Agreements for the year ended December 31, 2005.

     During September 2002, the Bank purchased single premium bank owned life insurance on the lives of the participants. The cash surrender value of the twenty life insurance policies purchased aggregated $4.6 million at December 31, 2005. The Corporation intends to utilize the increase in cash surrender value of these insurance policies to offset executive and employee benefit costs.

     Each of the Supplemental Agreements provide that in the event of a change of control of the Corporation (as defined in the agreements), the officer (i) if he has not yet qualified for retirement benefits, shall have the right to demand his withdrawal benefits (which is an amount equal to the present value of the normal retirement benefit, using a 7% discount rate and monthly compounding of interest) in a single lump sum payment, or (ii) if he has qualified for retirement benefits or has begun receiving a retirement benefit under the Supplemental Agreement, shall have the right to demand his benefits in a single lump sum payment in an amount equal to the normal retirement benefit. In the event of a change in control on December 31, 2005, Mr. Cox and the remaining three officers (in the aggregate) would have been entitled to lump sum payments of $142,333 and $251,692, respectively.











                                12

Change of Control Severance Agreements

     The Bank has entered into severance agreements with the Chief Executive Officer and the Chief Lending officer. The agreements provide that in the event certain events take place after there is a change in control of the Corporation, or for a period two years thereafter, the executive will be entitled to a lump sum payment in the amount two (2) times the executive's base salary immediately preceding the change in control. The events triggering such compensation include the involuntary termination of the officer's employment or taking certain adverse actions with respect to the officer's employment such as changes in the executive's duties, responsibilities or title or a reduction in his salary or benefits. In addition, for two years after such termination, the Bank is required to provide life, disability, accident and health insurance benefits substantially similar to what was in place immediately prior to such termination. Based on the salary of the Chief Executive Officer and the Chief Lending Officer as of December 31, 2005 and assuming the agreements were triggered at December 31, 2005, such individuals would have been entitled to receive $310,000 and $186,200, respectively, under the agreements.

Certain Transactions

     There have been no material transactions, proposed or consummated, between the Corporation and the Bank with any director or executive officer of the Corporation or the Bank, or any associate of the foregoing persons.

     The Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors, and employees and under such policy grants a discount of 100 basis points on loans extended to all employees, including executive officers. With the exception of such policy, all loans to executive officers and directors of the Corporation and the Bank have been made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers, and do not involve more than the normal risk of collectibility nor present other unfavorable features. The following table presents a summary of the only loan in excess of $60,000 extended by the Bank to any of the Corporation's directors, nominees for director, executive officers or immediate family members of such individuals.

                                          Highest
                                         Principal
Name and                        Year      Balance      Balance    Interest   Market
Position        Type            Made    During Year    12/31/05     Rate      Rate
______________  _____________  ______  _____________  __________  ________  ________
David L. Cox    Residential
President and    Mortgage       2003     $160,159      $153,452    5.625%    6.625%
Chairman

Compensation Committee Interlocks and Insider Participation

     None of the members of the Human Resources Committee serves or has served as an officer or employee of the Corporation or its subsidiaries. However, John B. Mason, committee member, is President of H. B. Beels & Son, Inc. and during fiscal year 2005 the business received approximately $55,000 for services performed for the Corporation.







                            13

Compensation Committee Report on Executive Compensation

     The Human Resources Committee of the Bank is composed of five members and has the responsibility to evaluate the performance of and determine the compensation for the Chief Executive Officer, to approve the compensation structure for senior management, to review the Bank's salary administration program, and to determine and authorize for payment to the Corporation's bonus plans. The Human Resources Committee during fiscal year 2005 consisted of the following individuals:

                    Robert L. Hunter, Chairman
                    George W. Freeman
                    Mark A. Freemer
                    J. Michael King
                    John B. Mason

     It remains the philosophy and goal of Farmers National Bank to attract and retain a highly qualified and motivated workforce at all levels. The salary administration program is reviewed for consistency with industry peer group surveys. The peer group consists of banks within the geographical area of similar asset size. Salary ranges within the plan are reviewed to ensure that the various positions are being accurately compensated for their value to the organization.

     Salary increases are determined by performance. The Human Resources Committee reviews the performance of the Chief Executive Officer on an annual basis by evaluating factors including, but not limited to, vision, planning, advising and assisting the Board of Directors, communication to shareholders, the development and management of subordinates, and the Bank's growth and performance. During 2005, the Human Resources Committee determined to award Mr. Cox with a 5% salary increase. Management of the Bank determines salary increases for all other officers and employees based upon performance.


























                                14

Stockholders Return Performance

     Set forth below is a graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's common stock against the cumulative total return of NASDAQ Composite and SNL $250 million to $500 million Bank Index for the five year period beginning December 31, 2000 and ending December 31, 2005. Each assumes an investment of $100 on December 31, 2000 and reinvestment of dividends when paid. The graph is not necessarily indicative of future price performance.

     The following performance graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filings under the Securities Act or under the 1934 Act, except to the extent we specifically incorporate this performance graph by reference.









                          [graph]






                                                    Period Ending
                           _________________________________________________________
Index                        12/31/00 12/31/01  12/31/02  12/31/03 12/31/04 12/31/05
____________________________________________________________________________________
Emclaire Financial Corp.      100.00   119.76    160.27    198.06   209.47   219.95
NASDAQ Composite              100.00    79.18     54.44     82.09    89.59    91.54
SNL $250M-$500M Bank Index    100.00   142.07    183.20    264.70   300.43   318.97



Source: SNL Financial LC, Charlottesville, VA                    (434) 977-1600
copywright 2006                                                     www.snl.com







                                     15

Executive Officers Who are Not Directors

     Set forth below is information with respect to the principal occupations during at least the last five years for the current executive officers of the Corporation and the Bank who do not serve as a director. All executive officers of the Corporation and the Bank are elected annually by the board of directors and serve at the discretion of the board. There are no arrangements or understandings between the executive officers and the Corporation and any person pursuant to which such person has been selected an officer. Age is reflected as of December 31, 2005.

     Shelly L. Rhoades, age 35.  Ms. Rhoades has been the
Treasurer of the Corporation and the Vice President and Controller of the Bank since 2004. Ms. Rhoades has served in a variety of positions for the Bank since 2000, including staff accountant and Assistant Controller.

     Raymond M. Lawton, age 51. Mr. Lawton is Secretary of the Corporation and Senior Vice President, Chief Lending Officer of the Bank. Mr. Lawton has been Secretary of the Corporation since 2004 and Senior Vice President and Chief Lending Officer since 2003. Since 1999, Mr. Lawton has also served as Vice President/Loan Administration of the Bank.

        RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the selection of Beard Miller Company LLP, Certified Public Accountants, of Wexford, Pennsylvania, as the Corporation's independent public accountants for its fiscal year ending December 31, 2006. The Corporation has been advised by Beard Miller Company LLP that none of its members have any financial interest in the Corporation. Ratification of Beard Miller Company LLP will require an affirmative vote of a majority of the shares of Common Stock cast at the Annual Meeting.

     In addition to performing customary audit services related to the audit of the Corporation's financial statements, Beard Miller Company LLP will assist the Corporation with the preparation of its federal and state tax returns and will perform required retirement plan audits, charging the Corporation for such services at its customary hourly billing rates.

     Representatives of Beard Miller Company LLP will be present at the annual meeting, will be available to respond to your questions and will be able to make such statements as they desire.

     In the event that the shareholders do not ratify the selection of Beard Miller Company LLP as the Corporation's independent public accountants for the 2006 fiscal year, another accounting firm will be chosen to provide independent public accountant audit services for the 2006 fiscal year. The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Beard Miller Company LLP as the auditors for the Corporation for the year ending December 31, 2006.

     It is understood that even if the selection of Beard Miller
Company LLP is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of the Corporation and its shareholders.

                      ANNUAL REPORT

     A copy of the Corporation's Annual Report for its fiscal year ended December 31, 2005, is being mailed with this Proxy Statement. Such Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.



                            16

                    SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Corporation's proxy statement for its 2007 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of Emclaire Financial Corp. at the principal executive offices of the Corporation at 612 Main Street, Post Office Box D, Emlenton, Pennsylvania 16373, no later than Monday, December 11, 2006.

     Under the Corporation's current bylaws, business proposal nominations for directors other than those to be included in the Corporation's proxy materials following the procedures described in Rule 14a-8 under the 1934 Act, may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the bylaws. Nominations must be received no less than sixty (60) days prior to the annual meeting.

     In the event the Corporation received notice of a stockholder proposal to take action at next year's annual meeting of stockholders that is not submitted for inclusion in the Corporation's proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Corporation to its stockholders intend to exercise their discretion to vote on the stockholder proposal in accordance with their best judgment.

           SHAREHOLDER COMMUNICATION WITH THE BOARD

     The Corporation does not have a formal procedure for shareholder communication with its Board of Directors. In general, officers are easily accessible by telephone or mail. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the President with a request to forward the same to the intended recipient. In the alternative, shareholders can send correspondence to the Board to the attention of the Board Chairman, David L. Cox, or to the attention of the Chairman of the Audit Committee, Brian C. McCarrier, in care of the Corporation at the Corporation address. All such communications will be forwarded unopened.

                        OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                    ADDITIONAL INFORMATION

     Upon written request, a copy of the Corporation's Annual Report on Form 10-K may be obtained, without charge from Shelly
L. Rhoades, Treasurer, Emclaire Financial Corp., 612 Main Street, Post Office Box D, Emlenton, Pennsylvania 16373. In addition, the Corporation files reports with the SEC. Free copies can be obtained from the SEC website at www.sec.gov.











                                  17

                       The Directors and Officers of
                      [LOGO] Emclaire Financial Corp.
                     cordially invite you to attend our
                     2006 Annual Meeting of Shareholders
                     Wednesday, May 17, 2006, 11:00 a.m.
                            Farmers National Bank
                               612 Main Street
                           Emlenton, Pennsylvania


______________________________________________________________________________

 You can vote in one of three ways: 1) By Mail, 2) By Internet,  3) By Phone.
              See the reverse side of this sheet for instructions.
 IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE BOTH SIDES OF
          PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

                           Illinois Stock Transfer Co.
                     209 West Jackson Boulevard, Suite 903
                            Chicago, Illinois 60606
______________________________________________________________________________

                                  IMPORTANT
                                  ---------
         Please complete both sides of the PROXY CARD, sign, date,
                 detach and return in the enclosed envelope

                                                  DETACH ATTENDANCE CARD HERE
DETACH PROXY CARD HERE                              AND MAIL WITH PROXY CARD
------------------------------------------------------------------------------

                        (continued from other side)

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE. The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated April 10, 2006 and an Annual Report to Shareholders.

V A
O B
T O
E V
R E
C N
O A
N M
T E
R H
O E
L R
N E
U                                                  Signed  __________________
M
B                                                          __________________
E
R                                                  Date ______________ , 2006

IMPORTANT: Please sign exactly as your name(s) appear above. If stock is held jointly, all joint owners should sign. Executors, administrators, trustees, guardians, custodians, corporate officers and others signing in a representative capacity should put their full title.

------------------------------------------------------------------------------

[LOGO] Emclaire Financial Corp.


If you personally plan to attend the Annual Meeting of Shareholders, please check the box below and list names of attendees on reverse side.

Return this stub in the enclosed envelope with your completed proxy card.

I/We do plan to attend the 2006 meeting.  [ ]

Number attending _______________




------------------------------TO VOTE BY MAIL---------------------------------

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and rturn it in the envelope provided.

---------------------------TO VOTE BY INTERNET--------------------------------

Your internet vote is quick, confidential and your vote is immediately sub-mitted. Just follow these easy steps:
  1. Read the accompanying Proxy Statement.
  2. Visit our Internet voting Site at http://www.illinoisstocktransfer.com, click on the heading "Internet Voting" and follow the instructions on the screen.
  3. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.
Please note that all votes cast by Internet must be completed and submitted prior to Monday, May 15, 2006 at 11:59 p.m. EasternTime.
Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. This is a "secured" web page site. Your software and/or Internet provider must be "enabled" to access this site. Please call your software or Internet provider for further information if needed.

   If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail

---------------------------TO VOTE BY TELEPHONE-------------------------------

Your telephone vote is quick, confidential and immediate. Just follow these three easy steps:
  1. Read the accompanying Proxy Statement.
  2. Using a Touch-Tone telephone, call Toll Free 1-800--555-8140 and follow the instructions.
  3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below.
Please note that all votes cast by telephone must be completed and submitted prior to Monday, May 15, 2006 at 11:59 p.m. EasternTime.
Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail

------------------------------------------------------------------------------
                          EMCLAIRE FINANCIAL CORP.
                                  PROXY
         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 17, 2006

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints the Board of Directors of Emclaire Financial Corp. (the "Corporation"), or its designee, proxy of the undersigned, with full power of substitution, to vote all of the shares the Corporation that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, May 17, 2006, at the Farmers National Bank, 612 Main Street, Emlenton, PA 16373, at 11:00 a.m., local time, and at any adjournment or postponement thereof as follows:

1.  ELECTION OF CLASS C DIRECTORS FOR THREE-YEAR TERMS TO EXPIRE IN 2009

                                   FOR     WITHHOLD
         1. Ronald L. Ashbaugh     [ ]       [ ]
         2. George W. Freeman      [ ]       [ ]
         3. Brian C. McCarrier     [ ]       [ ]



2. Ratification of the selection of BMC, LLP, Certified Public Accountants, as auditors of the Corporation for the year ending December 31, 2006.

                 [] FOR                [] AGAINST

3. In its discretion, the proxy is authorization to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.



                                              (to be signed on the other side)